SCHEDULE 1

to the Management Agreement

between BNY Mellon ETF Investment Adviser, LLC and BNY Mellon ETF Trust

As consideration for the investment adviser’s services to each Fund listed below, the investment adviser will receive a fee at the rate set forth next to each Fund’s name. The investment adviser will pay all of the expenses of each Fund listed below except for the management fee payable under this Agreement, interest expenses, taxes, brokerage commissions, costs of holding shareholder meetings, fees and expenses associated with the Fund’s securities lending program, and litigation and potential litigation and other extraordinary expenses not incurred in the ordinary course of the Fund's business. The investment adviser will pay all acquired fund fees and expenses for each Fund listed below.

Name of Series	Annual Fee as a Percentage of Average Daily Net Assets	Reapproval Date	Reapproval Day	Sub-Investment Adviser

BNY Mellon US Large Cap Core Equity ETF	0.00%	March 2, 2022	March 2nd	Mellon Investments Corporation
BNY Mellon Core Bond ETF	0.00%	March 2, 2022	March 2nd	Mellon Investments Corporation

As consideration for the investment adviser’s services to each Fund listed below, the investment adviser will receive a fee at the rate set forth next to each Fund’s name. The investment adviser will pay all of the expenses of each Fund listed below except for the management fee payable under this Agreement, payments under the Fund's 12b-1 plan (if any), interest expenses, taxes, acquired fund fees and expenses, brokerage commissions, costs of holding shareholder meetings, fees and expenses associated with the Fund’s securities lending program, and litigation and potential litigation and other extraordinary expenses not incurred in the ordinary course of the Fund's business.

Name of Series	Annual Fee as a Percentage of Average Daily Net Assets	Reapproval Date	Reapproval Day	Sub-Investment Adviser

BNY Mellon US Mid Cap Core Equity ETF	0.04%	March 2, 2022	March 2nd	Mellon Investments Corporation
BNY Mellon US Small Cap Core Equity ETF	0.04%	March 2, 2022	March 2nd	Mellon Investments Corporation
BNY Mellon International Equity ETF	0.04%	March 2, 2022	March 2nd	Mellon Investments Corporation

BNY Mellon Emerging Markets Equity ETF	0.11%	March 2, 2022	March 2nd	Mellon Investments Corporation
BNY Mellon Short Duration Corporate Bond ETF	0.06%	March 2, 2022	March 2nd	Mellon Investments Corporation
BNY Mellon High Yield Beta ETF	0.22%	March 2, 2022	March 2nd	Mellon Investments Corporation
BNY Mellon Ultra Short Income ETF	0.12%	March 2, 2023	March 2nd	Mellon Investments Corporation
BNY Mellon Concentrated International ETF	0.80%	March 2, 2023	March 2nd	Walter Scott & Partners Limited

As of: August 2, 2021